                                                    EXHIBIT 10.03





                       OLD NATIONAL BANCORP

                     PENSION RESTORATION PLAN

                   [EFFECTIVE DECEMBER 1, 1995]

                       OLD NATIONAL BANCORP

                         TABLE OF CONTENTS


  ARTICLE  SECTION                                           PAGE


  I         Purpose and Effective Date  . . . . . . . . . . . 1
    1.01    Title   . . . . . . . . . . . . . . . . . . . . . 1
    1.02    Purpose . . . . . . . . . . . . . . . . . . . . . 1
    1.03    Application of Plan . . . . . . . . . . . . . . . 1


  II        Definitions and Construction of the Plan Document 2
     2.01   Definitions . . . . . . . . . . . . . . . . . . . 2
            (a)    Beneficiary  . . . . . . . . . . . . . . . 2
            (b)    Committee  . . . . . . . . . . . . . . . . 2
            (c)    Company  . . . . . . . . . . . . . . . . . 2
            (d)    Compensation . . . . . . . . . . . . . . . 2
            (e)    Disabled . . . . . . . . . . . . . . . . . 2
            (f)    Employee . . . . . . . . . . . . . . . . . 2
            (g)    Participant  . . . . . . . . . . . . . . . 2
            (h)    Participation Form . . . . . . . . . . . . 2
            (i)    Plan . . . . . . . . . . . . . . . . . . . 3
            (j)    Plan Administrator . . . . . . . . . . . . 3
            (k)    Plan Year  . . . . . . . . . . . . . . . . 3
            (l)    Qualified Plan . . . . . . . . . . . . . . 3
            (m)    Termination of Employment  . . . . . . . . 3
    2.02    Gender and Number . . . . . . . . . . . . . . . . 3
    2.03    Titles  . . . . . . . . . . . . . . . . . . . . . 3


  III       Eligibility and Participation . . . . . . . . . . 4
    3.01    Eligibility . . . . . . . . . . . . . . . . . . . 4


  IV               Benefits . . . . . . . . . . . . . . . . . 5
    4.01    Amount of Benefit . . . . . . . . . . . . . . . . 5
    4.02    Form of Payment . . . . . . . . . . . . . . . . . 5
    4.03    Vesting . . . . . . . . . . . . . . . . . . . . . 6
    4.04    Death Benefits  . . . . . . . . . . . . . . . . . 6
    4.05    Funding . . . . . . . . . . . . . . . . . . . . . 6
    4.06    Forfeiture  . . . . . . . . . . . . . . . . . . . 7

                         TABLE OF CONTENTS

                            (Continued)


  ARTICLE   SECTION                                          PAGE


  V         Administration  . . . . . . . . . . . . . . . . . 8
    5.01    Administration  . . . . . . . . . . . . . . . . . 8
    5.02    Majority Vote . . . . . . . . . . . . . . . . . . 8
    5.03    Finality of Determination . . . . . . . . . . . . 8
    5.04    Certificates and Reports  . . . . . . . . . . . . 8
    5.05    Indemnification and Exculpation . . . . . . . . . 8
    5.06    Expenses  . . . . . . . . . . . . . . . . . . . . 9
    5.07    FICA and Other Taxes  . . . . . . . . . . . . . . 9


  VI        Beneficiary . . . . . . . . . . . . . . . . . . . 10
    6.01    Beneficiary Designation . . . . . . . . . . . . . 10
    6.02    Proper Beneficiary  . . . . . . . . . . . . . . . 10
    6.03    Minor or Incompetent Beneficiary  . . . . . . . . 10
    6.04    No Beneficiary Designation  . . . . . . . . . . . 10


  VII       Claims Procedure  . . . . . . . . . . . . . . . . 11
    7.01    Written Claim . . . . . . . . . . . . . . . . . . 11
    7.02    Denied Claim  . . . . . . . . . . . . . . . . . . 11
    7.03    Review Procedure  . . . . . . . . . . . . . . . . 11
    7.04    Committee Review  . . . . . . . . . . . . . . . . 11


  VIII      Nature of Company's Obligation . . . . . . . . .  12
    8.01    Company's Obligation  . . . . . . . . . . . . . . 12
    8.02    Creditor Status . . . . . . . . . . . . . . . . . 12


  IX        Miscellaneous   . . . . . . . . . . . . . . . . . 13
    9.01    Written Notice  . . . . . . . . . . . . . . . . . 13
    9.02    Change of Address . . . . . . . . . . . . . . . . 13
    9.03    Merger, Consolidation or Acquisition  . . . . . . 13
    9.04    Amendment and Termination . . . . . . . . . . . . 13
    9.05    Employment  . . . . . . . . . . . . . . . . . . . 13
    9.06    Non-transferability . . . . . . . . . . . . . . . 13
    9.07    Legal Fees  . . . . . . . . . . . . . . . . . . . 14
    9.08    Tax Withholding . . . . . . . . . . . . . . . . . 14
    9.09    Applicable Law  . . . . . . . . . . . . . . . . . 14

                             ARTICLE I

                    PURPOSE AND EFFECTIVE DATE

  1.01  Title.  This Plan shall be known as Old National Bancorp
  Pension Restoration Plan (hereinafter referred to as the "Plan").

  1.02 Purpose. The purpose of the Plan is to provide the amount of the benefit which would otherwise be paid under the Company's Qualified Plan but which cannot be paid under that plan on account of the limitation imposed by the Internal Revenue Code of 1986 on tax-qualified retirement plans. The Plan constitutes an unfunded "top hat" arrangement under Title
  I of ERISA as well as for income tax purposes.

  1.03 Application of Plan. The effective date of this Plan shall be December 1, 1995. The terms of this Plan are applicable only to employees of the Company who are in the active employ of the Company on or after the effective date of the Plan.

                            ARTICLE II

         DEFINITIONS AND CONSTRUCTION OF THE PLAN DOCUMENT

  2.01 Definitions. Unless otherwise indicated, the terms used in this Plan shall have the same meaning as they have under the Qualified Plan in effect on the applicable date. Additional defined terms used in the Plan are set forth below.

      (a) Beneficiary. "Beneficiary" shall mean the person or persons or the estate of a Participant entitled to receive any benefits under this Plan in the event of the Participant's death.

      (b)  Committee.  "Committee" means the Compensation
  Committee of the Board of Directors.

      (c) Company. "Company" shall mean Old National Bancorp and any subsidiary or affiliated companies that adopt the Plan, with the Company's approval, for its Employees.

      (d) Compensation. "Compensation" shall have the same meaning as provided in the Qualified Plan (without regard to any limitations imposed by the Code and without regard to any deferrals made under the terms of any nonqualified plan maintained by the Company).

      (e)  Disabled. "Disabled" shall mean Total and Permanent
  Disability under the terms of the Company's long-term disability plan in effect at the time of such determination of Disability.

      (f) Employee. "Employee" shall mean any member of management or highly compensated employee who is eligible to participate in the Plan.

      (g) Participant. "Participant" shall mean an Employee who has been designated under Section 3.01 as eligible to participate in the Plan, and whose benefit has not yet been fully distributed.

      (h) Participation Form. "Participation Form" shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Plan
  Administrator to participate under the Plan.

      (i)  Plan.  "Plan" shall mean the Old National Bancorp
  Pension Restoration Plan as described in this instrument and as amended from time to time.

      (j) Plan Administrator. "Plan Administrator" shall mean the Committee.

      (k)  Plan Year.  "Plan Year" shall mean a calendar year.

      (l)  Qualified Plan.  "Qualified Plan" shall mean the Old
  National Bancorp Employees Retirement Plan as in effect at the date of the adoption of this Plan and as amended from time to time.

      (m) Termination of Employment. "Termination of Employment" or similar expression shall mean the termination of the Participant's employment as a employee of the Company and any division, subsidiary or affiliate thereof. A Disabled Participant shall be deemed to have terminated employment for purposes of this Plan.

  2.02 Gender and Number. Wherever the context so requires, masculine pronouns include the feminine and singular words shall include the plural.

  2.03 Titles. Titles of the Articles of this Plan are included for ease of reference only and are not to be used for the purpose of construing any portion or provision of this Plan document.

                            ARTICLE III

                   ELIGIBILITY AND PARTICIPATION

  3.01 Eligibility. Eligibility for participation in this Plan shall be determined by the Committee, in its sole discretion. All Participants must be a member of a select group of management or highly-compensated employees of the Company who are eligible to participate in the Qualified Plan and whose benefits are reduced on account of the limitations of the Code.

                            ARTICLE IV

                             BENEFITS

  4.01 Amount of Benefit. The Participant's benefit shall be paid in the manner and at the time determined in Section 4.02 that is the actuarial equivalent of the benefit determined under this Section 4.01 using the same factors and assumptions used to compute the Participant's benefit under the Qualified Plan. The Participant's benefit shall equal the monthly benefit payable in the form of a single life annuity commencing at the Participant's normal retirement date in an amount equal to the excess, if any, of the amount in (1) over the amount in
  (2) where --

      (1) is the amount of the monthly benefit that would be payable under the Qualified Plan using the definition of Compensation as provided in this Plan; and

      (2) is the amount of the monthly benefit actually payable under the Qualified Plan.

  4.02 Form of Payment. A Participant's benefit shall be distributed to the Participant or his designated Beneficiary commencing as soon as practicable after the Participant's Termination of Employment in one of the following methods effectively elected by the Participant in his Participation
  Form:

      (a)  A single lump sum;

      (b) Monthly installments payable for a term certain of sixty (60) or one hundred-twenty (120) months as elected by the Participant.

      (c) In order to be effective, a Participant's election of the form in which his benefit under the Plan shall be distributed must be made by delivering a Participation Form or an amended Participation Form to the Committee not later than ten (10) days prior to the effective date of the Participant's termination of employment for reasons other than Disability or death. In the case of the Participant's Disability or death, his Participation Form or amended Participation Form must be delivered to the Committee prior to the date on which the Committee determines that the Participant is Disabled or prior to the date of his death. The Participant's election of the form in which benefits under the Plan shall be distributed may be amended by the delivery of an amended Participation Form to the Committee prior to the applicable date(s) specified in the preceding sentence. If the Participant does not elect a form of distribution or such election is not timely or properly made, the Company shall pay the Participant's entire benefit in the form of a single lump sum.

  4.03 Vesting. A Participant shall become vested in the benefit payable under Section 4.01 at the same time that he becomes vested under the Qualified Plan.

  4.04 Death Benefits. No death benefit shall be paid under the Plan except as provided in paragraph (1) or (2) below:

      (1) In the event the Participant's death occurs prior to the commencement of benefits under Section 4.02, a death benefit shall be payable to the Participant's Beneficiary if a death benefit is payable under the terms of the Qualified Plan. Such death benefit shall be paid in a single lump sum and shall be computed using the same factors and assumptions used to compute the applicable death benefit under the Qualified Plan, except that the amount of the death benefit shall be computed with respect to the amount of the benefit the Participant accrues under the Plan.

      (2) In the event the Participant's death occurs after benefits have commenced, any remaining benefit payments shall be made to the Participant's Beneficiary over the remaining installment period elected by the Participant.

  4.05 Funding. All amounts paid under this Plan shall be paid in cash from the general assets of the Company. Benefits shall be reflected on the accounting records of the Company but shall not be construed to create, or require the creation of, a trust, custodial or escrow account. No employee shall have any right, title, or interest whatever in or to any investment reserves, accounts, or funds that the Company may purchase, establish, or accumulate to aid in providing the benefits described in this plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust or a fiduciary relationship of any kind between the Company and an employee or any other person. Neither an employee or a beneficiary of an employee shall acquire any interest greater than that of an unsecured creditor.

  4.06 Forfeiture. Notwithstanding any other provision of the Plan to the contrary, in the event that the Participant s employment with the Company is terminated on account of the Participant's malfeasance or misfeasance, the Participant's benefit under the Plan shall be immediately forfeited and no benefit shall be payable hereunder.


                             ARTICLE V

                          ADMINISTRATION

  5.01 Administration. The Plan shall be administered by the Compensation Committee. The Compensation Committee may, in its discretion, delegate authority to perform the day-to-day administration of the Plan to such officer or officers of the Company that it determines to be necessary and appropriate.

  5.02 Majority Vote. All resolutions or other actions taken by the Committee shall be by vote of a majority of those present at a meeting at which a majority of the members are present, or in writing by all the members at the time in office if they act without a meeting. Such resolutions or actions shall be confirmed in writing by a Board resolution.

  5.03 Finality of Determination. Subject to the Plan, the Committee shall, from time to time, establish rules, forms and procedures for the administration of the Plan. Except as herein otherwise expressly provided, the Committee shall have the exclusive right to interpret the Plan and to decide any and all matters arising thereunder or in connection with the administration of the Plan, and it shall endeavor to act, whether by general rules or by particular decisions, so as not to discriminate in favor of or against any person. The decisions, actions and records of the Committee shall be conclusive and binding upon the Company and all persons having or claiming to have any right or interest in or under the Plan, and cannot be overruled by a court of law unless arbitrary or capricious.

  5.04 Certificates and Reports. The members of the Committee and the officers and directors of the Company shall be entitled to rely on all certificates and reports made by any duly appointed accountants, and on all opinions given by any duly appointed legal counsel, which legal counsel may be counsel for the Company.

  5.05 Indemnification and Exculpation. The Company shall indemnify and hold harmless each current and former member of the Committee and each current and former member of the Board against any and all expenses and liabilities (to the extent not indemnified under any liability insurance contract or other indemnification agreement) which the person incurs on account of any act or failure to act in connection with the good faith administration of the Plan. Expenses against which a member of the Committee shall be indemnified hereunder shall include, without limitation, the amount of any settlement or judgment, costs, counsel fees, and related charges reasonably incurred in connection with a claim asserted, or a proceeding brought or settlement thereof. The foregoing right of indemnification shall be in addition to any other rights to which any such member of the Committee may be entitled as a matter of law, but shall be conditioned upon the person's notifying the Company of the claim of liability within 60 days of the notice of that claim and offering the Company the right to participate in and control the settlement and defense of the claim.

  5.06 Expenses. The expenses of administering the Plan shall be borne by the Company.

  5.07 FICA and Other Taxes. For each Plan Year in which an Annual Deferral Amount is being withheld or a Company Contribution becomes vested, the Company shall ratably withhold from that portion of the Participant's salary that is not being deferred, the Participant's share of applicable FICA and other employment taxes.

                            ARTICLE VI

                            BENEFICIARY

  6.01 Beneficiary Designation. A Participant shall designate a Beneficiary to receive benefits under the Plan on the Participation Form provided by the Plan Administrator. If more than one Beneficiary is named, the share and/or precedence of each Beneficiary shall be indicated. A Participant shall have the right to change the Beneficiary by submitting to the Plan Administrator a new Participation Form.

  6.02 Proper Beneficiary. If the Plan Administrator has any doubt as to the proper Beneficiary to receive payments hereunder, the Plan Administrator shall have the right to withhold such payments until the matter is finally adjudicated. However, any payment made by the Plan Administrator, in good faith and in accordance with this Plan, shall fully discharge the Company from all further obligations with respect to that payment.

  6.03 Minor or Incompetent Beneficiary. In making any payments to or for the benefit of any minor or an incompetent Beneficiary, the Plan Administrator, in its sole and absolute discretion, may make a distribution to a legal or natural guardian or other relative of a minor or court appointed committee of such incompetent. Alternatively, it may make a payment to any adult with whom the minor or incompetent temporarily or permanently resides. The receipt by a guardian, committee, relative or other person shall be a complete discharge to the Company. Neither the Company nor the Plan Administrator shall have any responsibility to see to the proper application of any payments so made.

  6.04 No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided in Section 6.01 above, or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Participant's designated Beneficiary shall be deemed to be his or her surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant's estate.

                            ARTICLE VII

                         CLAIMS PROCEDURE

  7.01 Written Claim. Benefits shall be paid in accordance with the provisions of this Plan. The Participant, or a designated recipient or any other person claiming through the Participant shall make a written request for benefits under this Plan.
  This written claim shall be mailed or delivered to the Plan Administrator. Such claim shall be reviewed by the Plan Administrator or a delegate.

  7.02 Denied Claim. If the claim is denied, in full or in part, the Plan Administrator shall provide a written notice within ninety (90) days setting forth the specific reasons for denial, and any additional material or information necessary to perfect the claim, and an explanation of why such material or information is necessary, and appropriate information and explanation of the steps to be taken if a review of the denial is desired.

  7.03 Review Procedure. If the claim is denied and a review is desired, the Participant (or Beneficiary) shall notify the Plan Administrator in writing within sixty (60) days after receipt of the written notice of denial. In requesting a review, the Participant or Beneficiary may request a review of pertinent documents with regard to the benefits created under this agreement, may submit any written issues and comments, may request an extension of time for such written submission of issues and comments, and may request that a hearing be held, but the decision to hold a hearing shall be within the sole discretion of the Committee.

  7.04 Committee Review. The decision on the review of the denied claim shall be rendered by the Committee within sixty
  (60) days after the receipt of the request for review (if no hearing is held) or within sixty (60) days after the hearing if one is held. The decision shall be written and shall state the specific reasons for the decision including reference to specific provisions of this Plan on which the decision is based.

                           ARTICLE VIII

                  NATURE OF COMPANY'S OBLIGATION

  8.01 Company's Obligation. The Company's obligations under this Plan shall be an unfunded and unsecured promise to pay.
  The Company shall not be obligated under any circumstances to fund its financial obligations under this Plan.

  8.02 Creditor Status. Any assets which the Company may acquire or set aside to help cover its financial liabilities are and must remain general assets of the Company subject to the claims of its creditors. Neither the Company nor this Plan gives a Participant or Beneficiary any beneficial ownership interest in any asset of the Company. All rights of ownership in any such assets are and remain in the Company. All Plan Participants and Beneficiaries shall be unsecured general creditors of the Company.

                            ARTICLE IX

                           MISCELLANEOUS

  9.01 Written Notice. Any notice which shall be or may be given under the Plan shall be in writing and shall be mailed by United States mail, postage prepaid. If notice is to be given to the Company, such notice shall be addressed to the Plan Administrator at Old National Bancorp. If notice is to be given to the Participant, such notice shall be sent to the Participant's last known address.

  9.02 Change of Address. Any party may, from time to time, change the address to which notices shall be mailed by giving written notice of such new address.

  9.03 Merger, Consolidation or Acquisition. The Plan shall be binding upon the Company, its assigns, and any successor to the Company which shall succeed to substantially all of its assets and business through merger, acquisition or consolidation, and upon a Participant, a Beneficiary, assigns, heirs, executors and administrators.

  9.04 Amendment and Termination. The Company by action of the Executive Committee of the Board retains the sole and unilateral right to terminate, amend, modify, or supplement this Plan, in whole or part, at any time. However, no Company action under this right shall reduce the benefit of any Participant or Beneficiary not yet in payment status or reduce benefits that are in payment status.

  9.05 Employment. This Plan does not provide a contract of employment between the Company and the Participant, and the Company reserves the right to terminate the Participant's employment for any reason, at any time, notwithstanding the existence of this Plan.

  9.06 Non-transferability. Except insofar as prohibited by applicable law, no sale, transfer, alienation, assignment, pledge, collateralization or attachment of any benefits under this Plan shall be valid or recognized by the Company. Neither the Participant, spouse, or designated Beneficiary shall have any power to hypothecate, mortgage, commute, modify, or otherwise encumber in advance of any of the benefits payable hereunder, nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony maintenance, owed by the Participant or Beneficiary, or be transferable by operation of law in the event of bankruptcy, insolvency, or otherwise.

  9.07 Legal Fees. All reasonable legal fees incurred by any Participant (or former Participant) to successfully enforce valid rights under this Plan shall be paid by the Company in addition to sums due under this Plan.

  9.08 Tax Withholding. The Company may withhold from a payment any federal, state, or local taxes required by law to be withheld with respect to such payment and such sum as the Company may reasonably estimate as necessary to cover any taxes for which the Company may be liable and which may be assessed with regard to such payment.

  9.09 Applicable Law. This Plan shall be governed by the laws of the State of Indiana.


  IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer on this ________ day of December, 1995, effective as of the 1st day of December, 1995.



  OLD NATIONAL BANCORP


  BY   \s\ ALLEN R. MOUNTS
       -------------------
       ALLEN R. MOUNTS
       VICE PRESIDENT
       HUMAN RESOURCES